Exhibit 10(u)

TENET HEALTHCARE CORPORATION
SECOND AMENDED AND RESTATED
1994 DIRECTORS STOCK OPTION PLAN
(as amended effective August 15, 2002)

1.             PURPOSE OF PLAN.

The purpose of the Second Amended and Restated 1994 Directors Stock Option Plan of Tenet Healthcare Corporation is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain Directors of training, experience and ability, and to encourage the highest level of Directors’ performance by providing Directors with a proprietary interest in the Company’s financial success and growth.

2.             DEFINITIONS.

(a)           “Board” means the Board of Directors of the Company.

(b)           “Committee” means the Compensation and Stock Option Committee of the Board as shall be appointed by the Board from time to time.

(c)           “Common Stock” means the $.075 par value Common Stock of the Company.

(d)           “Company” means Tenet Healthcare Corporation, a Nevada corporation, formerly known as National Medical Enterprises, Inc.

(e)           “Director” means a member of the Board who is not an Employee.

(f)            “Employee” means any full-time employee of the Company, or of any of its subsidiaries.

(g)           “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

(h)           “Grant Date” means the date on which an Option is granted to a Director.

(i)            “Initial election” means election to the Board by the Board or by the shareholders of the Company, whichever first occurs.

(j)            “Option” means a non-qualified stock option.

(k)           “Plan” means the Company’s Second Amended and Restated 1994 Directors Stock Option Plan, as amended from time to time.

3.             SHARES OF COMMON STOCK SUBJECT TO THIS PLAN.

Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under this Plan is 1,200,000 shares of Common Stock. Such shares may be either authorized but unissued shares of Common Stock or treasury shares.

4.             ADMINISTRATION OF THIS PLAN.

(a)           This Plan shall be administered by the Committee, which shall have     the power to interpret this Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for this Plan’s administration.

(b)           All action taken by the Committee in the administration and interpretation of this Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Option.

5.             ELIGIBILITY.

(a)           Only Directors shall be eligible to participate in this Plan. Each Director who is serving in such capacity on the Grant Date automatically shall be granted, on the last Thursday of October of each year, an Option to acquire the greater of (x) 10,000 shares of Common Stock and (y) the number of shares of Common Stock determined by dividing (i) the product of four times the then-existing annual retainer fee, by (ii) the Fair Market Value on the Grant Date.

(b)           Upon Initial Election to the Board, each Director automatically shall be granted, on the last Thursday of the month of such Director’s election to the Board, an Option to acquire two times the greater of (x) 10,000 shares of Common Stock and (y) the number of shares of Common Stock determined by dividing (i) the product of four times the then-existing annual retainer fee, by (ii) the Fair Market Value on the Grant Date.

(c)           Each Option will be evidenced by a written instrument including terms and conditions consistent with this Plan, as the Committee may determine.

6.             TERMS AND CONDITIONS OF STOCK OPTIONS.

(a)           The purchase price of Common Stock under each Option will be the Fair Market Value on the Grant Date. Notwithstanding any other provision to the contrary contained in this Plan, including without limitation, Sections 6(c)(i), (ii) and (iii), each Option will expire not later than ten years from the Grant Date.

(b)           The Committee shall have the discretion to set the vesting terms for all Options granted under this Plan, including the discretion to grant Options that vest immediately upon grant. Upon vesting, an Option may be exercised with respect to all shares of Common Stock covered thereby during its term provided hereunder.

(c)           Subject to the provisions of Section 6(a), each Option will expire at the time the Director ceases to be a Director, except as follows:

(i)            If the service of the Director is terminated by the Company other than for cause, for which the Company will be the sole judge, or if the Director is nominated but is not reelected by the shareholders of the Company, then the Option will expire one year after the date of termination;

(ii)           If the Director retires at or after age 65, or retires with the consent of the Committee, the Option will expire five years after the date of retirement.

(iii)          If the Director dies or becomes permanently and totally disabled while serving in such capacity, the Option will expire five years after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the one-year period referred to in subparagraph (i) above, the Option will expire one year after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the five-year period referred to in subparagraph (ii) above, the Option will expire upon the later of five years after retirement or one year after the date of death or permanent and totally disability.

(d)           Effective August 15, 2002, the exercise price of an Option and any federal and state withholding obligation resulting from the exercise of such Option, will be payable in full (i) upon exercise, in cash, (ii) by the Director irrevocably authorizing a broker approved in writing by the Company to sell shares of Common Stock acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “cashless exercise”); provided that, notwithstanding anything in this Plan to the contrary, (A) the Company shall issue such shares of Common Stock only at or after the time the Company receives full payment for such shares, (B) the exercise price for such shares of Common Stock will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares of Common Stock are received by the authorized broker, and (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a cashless exercise, (iii) in the discretion of the Committee, upon exercise, by the assignment and delivery to the Company of shares of Common Stock owned by the Director, or (iv) by a combination of any of the above. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date and shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company.

7.             ADJUSTMENT PROVISIONS.

(a)           Subject to Section 7(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin-off, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 and Section 5 and (ii) the number and kind of shares or other securities subject to, and the purchase price in, then-outstanding Options.

(b)           Notwithstanding the provisions of Section 7(a), upon dissolution, or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Options then outstanding under this Plan will be fully vested and the restrictions upon exercise in Section 6(b) will immediately cease, unless provisions are made in connection with such transaction for the continuance of this Plan or the assumption or the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)           Adjustments under Section 7(a) and 7(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under this Plan on account of any such adjustments.

(d)           Upon the occurrence of a “Change of Control” of the Company, all Options then outstanding under this Plan will be fully vested and the restrictions upon exercise in Section 6(b) will immediately cease. For purposes of this Section 7(d) the following definitions shall apply:

(i)            A “Change in Control” of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

(ii)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)

(iii)          “Person” shall mean an individual, firm, corporation or other entity or any successor to such entity, but “Person” shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

(iv)          “Voting Stock” shall mean shares of the Company’s capital stock having general voting power, with “voting power” meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

8.             GENERAL PROVISIONS.

(a)           Nothing in this Plan or in any instrument executed pursuant to this Plan will confer upon any Director any right to continue as a Director or affect the right of the Company to terminate the services of any Director in accordance with the bylaws of the Company.

(b)           No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Director to take any reasonable action to meet such requirements.

(c)           No Director and no beneficiary or other person claiming under or through such Director will have any right, title or interest in or to any shares of Common Stock allocated or reserved under this Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Director.

(d)           No Option and no right under this Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Committee, (ii) an assignment in favor of the Company, and (iii) under such rules and regulations as the Committee may establish pursuant to the terms of this Plan.

(e)           No Option and no right under this Plan, contingent or otherwise, will be transferable by a Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. The designation of a beneficiary by a Director does not constitute a transfer.

9.             AMENDMENT AND TERMINATION.

(a)           The Board will have the power, in its discretion, to amend, suspend or terminate this Plan at any time, subject to approval of the shareholders of the Company if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act.

(b)           No amendment, suspension or termination of this Plan will, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under this Plan.

(c)           Notwithstanding the provisions of Section 9(a), the Board may not amend the provisions of Section 5 or the definition of “Director” in Section 2 more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

10.          EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

This amended Plan is effective as of July 26, 2000, except as specified otherwise herein. Unless this Plan is previously terminated, this Plan will terminate on July 26, 2010 except with respect to Options then outstanding.